Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Minnesota Municipal Bond Fund
Nuveen Minnesota Intermediate Municipal Bond Fund
Nuveen Nebraska Municipal Bond Fund
Nuveen Oregon Intermediate Municipal Bond Fund, each a series of

Nuveen Investment Funds, Inc.

811-05309

A special shareholder meeting was held in the offices of Nuveen Investments on August 5, 2014 for Nuveen
Minnesota Municipal Bond Fund, Nuveen Minnesota
Intermediate Municipal Bond Fund, Nuveen Nebraska
Municipal Bond Fund and Nuveen Oregon
Intermediate Municipal Bond Fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement, to approve revisions to, or elimination of, certain fundamental investment policies and to elect Board Members.


The results of the shareholder votes are as follows:

<c> Nuveen Minnesota
Municipal Bond Fund
<c> Nuveen Minnesota Intermediate
Municipal Bond Fund
<c> Nuveen Nebraska
Municipal Bond Fund
<c> Nuveen Oregon Intermediate
Municipal Bond Fund
To approve a new investment
management agreement between each
Corporation and Nuveen Fund
Advisors, LLC.




   For
       9,467,996
     17,433,481
    2,824,597
       7,999,712
   Against
          284,442
           81,865
        43,423
            21,734
   Abstain
          517,035
           18,208
        35,697
            56,567
   Broker Non-Votes
       4,077,007
       5,966,322
    1,965,213
        5,099,940
      Total
      14,346,480
    23,499,876
      4,868,930
       13,177,953





To approve a new sub-advisory
agreement between Nuveen Fund
Advisors and Nuveen Asset
Management, LLC.




   For
        9,466,142
   17,424,765
    2,817,200
      8,005,598
   Against
          271,269
         82,186
        47,855
           21,734
   Abstain
          532,061
         26,602
       38,662
           50,681
   Broker Non-Votes
        4,077,008
    5,966,323
  1,965,213
       5,099,940
      Total
      14,346,480
     23,499,876
  4,868,930
       13,177,953





To approve revisions to, or elimination
of, certain fundamental investment
policies:









a. Revise the fundamental policy
b. related to the purchase and
c. sale of commodities.




   For
             9,362,784
  17,371,985
   2,821,130
      8,011,899
   Against
                352,394
      133,548
        40,933
          22,932
   Abstain
                554,295
        28,020
        41,654
          43,181
   Broker Non-Votes
             4,077,007
   5,966,323
    1,965,213
      5,099,941
      Total
           14,346,480
 23,499,876
    4,868,930
    13,177,953





b. Eliminate the fundamental policy
related to investing for control.




   For
       9,340,230
     17,408,972
    2,810,151
        7,984,248
   Against
         353,643
            95,093
         48,330
             24,412
   Abstain
        575,599
            29,488
         45,236
            69,352
   Broker Non-Votes
     4,077,008
       5,966,323
     1,965,213
       5,099,941
      Total
    14,346,480
     23,499,876
     4,868,930
      13,177,953





d. Revise the fundamental policy
e. related to alternative minimum tax.




   For
     9,343,344
    17,318,007
     2,825,033
       7,984,248
   Against
        370,320
         190,580
           40,933
            45,288
   Abstain
        555,809
           24,966
           37,750
            48,476
   Broker Non-Votes
     4,077,007
      5,966,323
      1,965,214
       5,099,941
      Total
   14,346,480
    23,499,876
      4,868,930
     13,177,953




Proxy materials are herein incorporated by reference to the SEC filing on August 18, 2014, under Conformed Submission Type DEF14A, accession number 0001193125-14-240349.